                                                                     Exhibit 4.8

                                      ORIGINAL ISSUANCE DATE:  DECEMBER 28, 2005

                                         REISSUANCE DATE:  JUNE 29, 2006

         NEITHER THIS DEBENTURE NOR THE SECURITIES  INTO WHICH THIS DEBENTURE IS
         CONVERTIBLE  HAVE BEEN  REGISTERED  WITH THE  SECURITIES  AND  EXCHANGE
         COMMISSION OR THE  SECURITIES  COMMISSION OF ANY STATE IN RELIANCE UPON
         AN EXEMPTION  FROM  REGISTRATION  UNDER THE  SECURITIES ACT OF 1933, AS
         AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR
         SOLD EXCEPT PURSUANT TO AN EFFECTIVE  REGISTRATION  STATEMENT UNDER THE
         SECURITIES  ACT OR PURSUANT TO AN  AVAILABLE  EXEMPTION  FROM,  OR IN A
         TRANSACTION  NOT  SUBJECT  TO,  THE  REGISTRATION  REQUIREMENTS  OF THE
         SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

No. Momona -1                   Original Outstanding Principal Amount $1,000,000

                                Outstanding Principal Amount Hereunder: $100,000

                               CEPTOR CORPORATION

                          SECURED CONVERTIBLE DEBENTURE

                              DUE DECEMBER 28, 2008

         This Secured  Convertible  Debenture (the  "DEBENTURE")  was originally issued by CEPTOR CORPORATION, a Delaware corporation (the "OBLIGOR"), to CORNELL
CAPITAL  PARTNERS,  LP ("CORNELL")  under the Debenture CCP-2,  pursuant to that certain  Securities  Purchase  Agreement (the "SECURITIES  PURCHASE  AGREEMENT")
dated December 9, 2005. The Original Principal Amount of Debenture CCP-2 was One
Million Dollars  ($1,000,000) of which One Million Dollars  ($1,000,000) remains due and  outstanding  as of the date hereof.  Whereas  Cornell has  subsequently pursuant  to that  Assignment  Agreement  dated June __,  2006 (the  "ASSIGNMENT
AGREEMENT")  sold One Million  Dollars  ($1,000,000)  of  principal  and accrued interest due and outstanding  under Debenture CCP-2 to MOMONA CAPITAL CORP. (the
"HOLDER"),  Longview  Fund, LP  ("LONGVIEW"),  Alpha Capital  Aktiengesellschaft
("Alpha"),  and Ellis  International  Ltd  ("Ellis").  as  follows  One  Hundred
Thousand   Dollars   ($100,000)  of  principal  and  accrued  interest  due  and outstanding  has been  reissued  under this  Debenture  Momona -1, Four  Hundred
Thousand   Dollars   ($400,000)  of  principal  and  accrued  interest  due  and outstanding  has been reissued to Longview  under  Debenture  Longview -2, Three
Hundred  Thousand  Dollars  ($300,000) of principal and accrued interest due and outstanding has been reissued to Alpha under  Debenture  Alpha-1 and Two Hundred
Thousand   Dollars   ($200,000)  of  principal  and  accrued  interest  due  and outstanding has been reissued to Ellis under Debenture Ellis-1.

         FOR VALUE RECEIVED, the Obligor hereby promises to pay to the Holder or its successors and assigns the principal sum of Eight Hundred  Thousand  Dollars
($800,000)  together with accrued but unpaid  interest on or before December 28,
2008 (the "MATURITY DATE") in accordance with the following terms:

         INTEREST.  Interest shall accrue on the outstanding  principal  balance hereof  at an  annual  rate  equal  to eight  percent  (8%).  Interest  shall be calculated on the basis of a 360-day year and the actual number of days elapsed, to the extent  permitted by applicable law.  Interest  hereunder will be paid to the  Holder  or its  assignee  (as  defined  in  SECTION  5) in whose  name this
Debenture is registered on the records of the Obligor regarding registration and transfers of Debentures (the "DEBENTURE REGISTER").

                  RIGHT OF  REDEMPTION.  [THIS  SECTION HAS BEEN  DELETED IN ITS
ENTIRETY AS OUTLINED IN THE ASSIGNMENT AGREEMENT.]

         SECURITY AGREEMENTS.  This Debenture is secured by a Security Agreement
(the  "SECURITY  AGREEMENT")  dated December 9, 2005 between the Obligor and the
Cornell and the subsequent UCC-1 amendment by Cornell in favor of .

CONSENT OF HOLDER TO SELL CAPITAL STOCK OR GRANT SECURITY INTERESTS.  So long as any principal or interest on this Debenture remains unpaid and unconverted,  the
Obligor shall not, without the prior written consent of the Holder, (i) issue or sell shares of Common Stock or Preferred Stock at a discount equal to or greater than  twenty-five  percent  (25%) of the Closing  Bid Price of the Common  Stock
determined  immediately  prior to such issuance or sale, (ii) issue any warrant, option,  right,  contract,  call, or other  security or instrument  granting the holder  thereof  the right to acquire  Common  Stock at a  discount  equal to or greater than  twenty-five  percent  (25%) of the Closing Bid Price of the Common
Stock  determined  immediately  prior to such  issuance  , (iii)  enter into any security  instrument  granting  the  holder a security  interest  in any and all assets of the  Obligor,  or (iv)  file any  registration  statement  on Form S-8 registering  more than one million  (1,000,000)  shares of the Company's  Common
Stock to be issued  pursuant to the  Company's  bonafide  employee  stock option plan.

         So long as any principal or interest on this  Debenture  remains unpaid and  unconverted,  the Obligor  shall not,  without five (5) business days prior written  notice  to the  Holder,  (i) issue or sell  shares  of Common  Stock or preferred  stock at any  discount  less than  twenty-five  percent  (25%) of the
Closing  Bid Price of the  Common  Stock  determined  immediately  prior to such issuance or sale, or (ii) issue any warrant,  option, right, contract,  call, or other  security or instrument  granting the holder  thereof the right to acquire
Common Stock at any discount less than twenty-five  percent (25%) of the Closing
Bid Price of the Common Stock determined immediately prior to such issuance.

         Notwithstanding  the above, the Obligor shall not be required to obtain the consent of the Holder with  respect to the  Obligor's  proposed  stockholder rights  plan (the  "RIGHTS  PLAN") but shall be  required  to provide the Holder written notice ten (10) days prior to such issuance.

         RIGHTS OF FIRST  REFUSAL.  So long as any portion of this  Debenture is outstanding (including principal or accrued interest), if the Obligor intends to raise  additional  capital  by the  issuance  or sale of  capital  stock  of the
Obligor,  including without  limitation shares of any class of Common Stock, any class of preferred stock, options,  warrants or any other securities convertible or exercisable into shares of Common Stock (whether the offering is conducted by the Obligor, underwriter,  placement agent or any third party) the Obligor shall be obligated to offer to the Holder ten percent (10%) of such total  issuance or sale of capital stock,  by providing in writing the principal  amount of capital it intends to raise and outline of the  material  terms of such  capital  raise, prior to the  offering  such  issuance  or sale of  capital  stock to any  third parties including,  but not limited to, current or former officers or directors, current or former  shareholders  and/or investors of the obligor,  underwriters, brokers,  agents or other  third  parties,  provided  however the right of first refusal shall not apply to the Obligor's  current  equity  financing with Fusion
Capital Fund II, LLC ("FUSION  CAPITAL") and the  Obligor's  bonafide 2004 Stock
Incentive  Plan.  The Holder shall have five (5)  business  days from receipt of such notice of the sale or issuance of capital  stock to accept or reject all or a portion of such capital raising offer.

         This Debenture is subject to the following additional provisions:

         SECTION  1.       This Debenture is exchangeable for an equal aggregate
principal  amount  of  Debentures  of  different  authorized  denominations,  as requested by the Holder  surrendering  the same. No service  charge will be made for such registration of transfer or exchange.

         SECTION 2.        EVENTS OF DEFAULT.

         (a)      An "EVENT OF DEFAULT",  wherever used herein, means any one of the following  events  (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment,  decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                  (i)      Any  default  in the  payment  of the  principal  of,
interest on or other charges in respect of this Debenture,  free of any claim of subordination,  which  remains  uncured for ten (10)  consecutive  Business Days after the same shall have become due and payable  (whether on a Conversion  Date or the Maturity Date or by acceleration or otherwise);

                  (ii)     The  Obligor  shall fail to  observe  or perform  any
other  covenant,  agreement or warranty  contained  in, or otherwise  commit any breach or default of any provision of this  Debenture  (except as may be covered by SECTION 2(a)(i) hereof) or any Transaction Document (as defined in SECTION 5)
in any material respect which is not cured within the time prescribed;

                  (iii)    The  Obligor  shall  commence,   or  there  shall  be
commenced against the Obligor under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Obligor commences any other proceeding under any reorganization,  arrangement, adjustment of debt, relief of debtors, dissolution,  insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Obligor or there is  commenced  against  the  Obligor any such  bankruptcy,  insolvency  or other proceeding which remains  undismissed for a period of 61 days; or the Obligor is adjudicated  insolvent  or  bankrupt;  or any  order of  relief  or other  order approving  any such case or proceeding  is entered;  or the Obligor  suffers any appointment of any custodian,  private or court  appointed  receiver or the like for it or any substantial  part of its property which continues  undischarged or unstayed  for a period of sixty one (61) days;  or the  Obligor  makes a general assignment  for the benefit of  creditors;  or the Obligor shall fail to pay, or shall  state  that it is  unable to pay,  or shall be  unable to pay,  its debts generally  as they  become  due;  or the  Obligor  shall  call a meeting  of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Obligor shall by any act or failure to act expressly  indicate its consent to,  approval of or  acquiescence  in any of the  foregoing;  or any corporate  or other  action is taken by the Obligor for the purpose of effecting any of the foregoing;

                  (iv)     The Obligor shall  default in any of its  obligations
under any other debenture or any mortgage,  credit  agreement or other facility, indenture  agreement,  factoring agreement or other instrument under which there may be issued,  or by which there may be secured or evidenced  any  indebtedness for  borrowed  money or money  due  under any long  term  leasing  or  factoring arrangement  of the  Obligor  in an  amount  exceeding  $100,000,  whether  such indebtedness  now exists or shall  hereafter be created and such  default  shall result in such indebtedness  becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

                  (v)      The Common Stock shall cease to be quoted for trading
or listed for trading on either the Nasdaq OTC Bulletin  Board  ("OTC"),  Nasdaq
SmallCap Market, New York Stock Exchange,  American Stock Exchange or the Nasdaq
National  Market (each, a "SUBSEQUENT  MARKET") and shall not again be quoted or listed for trading thereon within five (5) Trading Days of such delisting;

                  (vi)     The Obligor shall be a party to any Change of Control
Transaction (as defined in SECTION 5);

                  (vii)    The Obligor shall fail to file the Underlying  Shares
Registration Statement (as defined in SECTION 5) with the Commission (as defined in SECTION 5), or the Underlying  Shares  Registration  Statement shall not have been declared effective by the Commission,  in accordance with the provisions of
Sections  2(b)  and  2(c)  of  the  Investor   Registration   Rights   Agreement
("REGISTRATION RIGHTS AGREEMENT") dated December 9, 2005 between the Obligor and
Cornell ;

                  (viii)   If  the   effectiveness  of  the  Underlying   Shares
Registration  Statement  lapses  for  any  reason  or the  Holder  shall  not be permitted to resell the shares of Common Stock  underlying  this Debenture under the Underlying Shares Registration Statement, in either case, for more than five
(5)  consecutive  Trading Days or an aggregate of eight Trading Days (which need not be consecutive Trading Days);

                  (ix)     The  Obligor  shall  fail,  due  to  actions  of  the
Obligor,  to deliver  Common Stock  certificates  to a Holder prior to the fifth
(5th) Trading Day after a Conversion Date or the Obligor shall provide notice to the  Holder,  including  by way of  public  announcement,  at any  time,  of its intention  not to comply with  requests  for  conversions  of this  Debenture in accordance with the terms hereof;

                  (x)      The Obligor  shall fail for any reason to deliver the
payment  in cash  pursuant  to a Buy-In (as  defined  herein)  within  three (3)
Business Days after notice is claimed delivered hereunder;

         (b)      During  the  time  that  any  portion  of  this  Debenture  is outstanding,  if any Event of Default has occurred, the full principal amount of this  Debenture,  together  with  interest  and other  amounts  owing in respect thereof,  to the date of  acceleration  shall become at the  Holder's  election, immediately due and payable in cash,  PROVIDED  HOWEVER,  the Holder may request
(but shall have no  obligation  to  request)  payment of such  amounts in Common
Stock of the Obligor.  In addition to any other remedies,  the Holder shall have the right (but not the  obligation)  to convert this Debenture at any time after
(x) an Event of Default or (y) the Maturity  Date at the  Conversion  Price then in-effect.  The  Holder  need not  provide  and the  Obligor  hereby  waives any presentment,  demand,  protest or other  notice of any kind,  and the Holder may immediately  and without  expiration of any grace period  enforce any and all of its rights and remedies  hereunder and all other remedies  available to it under applicable law. Such  declaration may be rescinded and annulled by Holder at any time prior to payment  hereunder.  No such  rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.  Upon an
Event of Default,  notwithstanding  any other provision of this Debenture or any
Transaction  Document,  the Holder  shall have no  obligation  to comply with or adhere to any  limitations,  if any, on the  conversion of this Debenture or the sale of the Underlying Shares.

         SECTION 3.        CONVERSION.

         (a)      CONVERSION AT OPTION OF HOLDER.

                  (i)      This Debenture  shall be  convertible  into shares of
Common  Stock at the option of the  Holder,  in whole or in part at any time and from time to time,  after the  Original  Issue  Date (as  defined  in SECTION 5)
(subject to the limitations on conversion set forth in SECTION 3(b) hereof). The number of shares of Common Stock issuable upon a conversion hereunder equals the quotient obtained by dividing (x) the outstanding amount of this Debenture to be converted  by (y) the  Conversion  Price (as  defined in SECTION  3(c)(i)).  The
Obligor shall use its best efforts to deliver Common Stock  certificates  to the
Holder  prior to the Fifth  (5th)  Trading  Day after a  Conversion  Date.

                  (ii)     Notwithstanding  anything to the  contrary  contained
herein,  if on any Conversion  Date: (1) the number of shares of Common Stock at the time  authorized,  unissued  and  unreserved  for all  purposes,  or held as treasury  stock,  is  insufficient  to pay principal  and interest  hereunder in shares of Common Stock; (2) the Common Stock is not listed or quoted for trading on the OTC or on a  Subsequent  Market;  (3) the  Obligor  has  failed to timely satisfy its conversion; or (4) the issuance of such shares of Common Stock would result in a violation of SECTION 3(b),  then,  at the option of the Holder,  the
Obligor,  in lieu of  delivering  shares of Common  Stock  pursuant  to  SECTION
3(a)(i),  shall  deliver,  within  three  (3)  Trading  Days of each  applicable
Conversion  Date,  an amount in cash  equal to the  product  of the  outstanding principal  amount to be converted  plus any interest due therein  divided by the
Conversion  Price,  chosen by the Holder,  and multiplied by the highest closing price of the stock from date of the  conversion  notice  till the date that such cash payment is made.

                           Further,  if the Obligor shall not have delivered any
cash due in respect of  conversion  of this  Debenture or as payment of interest thereon by the fifth (5th)  Trading Day after the  Conversion  Date,  the Holder may, by notice to the  Obligor,  require  the Obligor to issue  shares of Common
Stock  pursuant to SECTION  3(c),  except that for such  purpose the  Conversion
Price  applicable  thereto  shall be the lesser of the  Conversion  Price on the
Conversion Date and the Conversion Price on the date of such Holder demand.  Any such shares will be subject to the provisions of this Section.

                  (iii)    The Holder shall effect  conversions by delivering to
the  Obligor a  completed  notice in the form  attached  hereto as  Exhibit A (a
"CONVERSION NOTICE").  The date on which a Conversion Notice is delivered is the
"CONVERSION  DATE." Unless the Holder is converting the entire  principal amount outstanding  under this  Debenture,  the Holder is not  required  to  physically surrender  this  Debenture  to the  Obligor  in  order  to  effect  conversions.
Conversions  hereunder  shall  have  the  effect  of  lowering  the  outstanding principal  amount of this Debenture plus all accrued and unpaid interest thereon in an amount  equal to the  applicable  conversion.  The Holder and the  Obligor shall maintain  records showing the principal  amount  converted and the date of such conversions.

         (b)      CERTAIN CONVERSION RESTRICTIONS.

                  (i)      A Holder may not convert  this  Debenture  or receive
shares of Common  Stock as  payment of  interest  hereunder  to the extent  such conversion  or receipt of such  interest  payment  would  result in the  Holder, together  with any  affiliate  thereof,  beneficially  owning (as  determined in accordance  with Section  13(d) of the  Exchange  Act and the rules  promulgated thereunder)  in  excess of 4.9% of the then  issued  and  outstanding  shares of
Common  Stock,  including  shares  issuable upon  conversion  of, and payment of interest  on, this  Debenture  held by such  Holder  after  application  of this
Section.  Since the Holder  will not be  obligated  to report to the Obligor the number  of  shares  of  Common  Stock it may  hold at the  time of a  conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.9% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate  thereof,  the Holder shall have the authority and obligation to determine  whether the  restriction  contained  in this  Section  will limit any particular  conversion  hereunder  and to the extent that the Holder  determines that the limitation  contained in this Section  applies,  the  determination  of which portion of the principal amount of this Debenture is convertible  shall be the  responsibility  and obligation of the Holder. If the Holder has delivered a
Conversion Notice for a principal amount of this Debenture that,  without regard to any other  shares that the Holder or its  affiliates  may  beneficially  own, would result in the issuance in excess of the permitted  amount  hereunder,  the
Obligor shall notify the Holder of this fact and shall honor the  conversion for the maximum  principal  amount permitted to be converted on such Conversion Date in accordance  with the periods  described in SECTION 3(a)(i) and, at the option of the Holder,  either retain any principal  amount  tendered for  conversion in excess of the permitted amount  hereunder for future  conversions or return such excess  principal  amount to the Holder.  The  provisions of this Section may be waived by a Holder (but only as to itself and not to any other  Holder) upon not less than 65 days prior notice to the Obligor. Other Holders shall be unaffected by any such waiver.

         (c)      CONVERSION PRICE AND ADJUSTMENTS TO CONVERSION PRICE.

                  (i)      The Holder shall be entitled to convert,  at its sole
option,  at any time a portion or all amounts of principal  and interest due and outstanding  under this Debenture  into shares of the Obligor's  Common Stock at the  lesser  of (i) a price  equal to one  hundred  five  percent  (105%) of the
Closing  Bid Price of the  Obligor's  Common  Stock on the day prior to the date hereof,  as quoted by  Bloomberg,  LP (the  "FIXED  PRICE") or (ii)  ninety five percent (95%) of the lowest closing Bid Price of the Obligor's  Common Stock for the twenty (20) Trading Days immediately preceding the Conversion Date as quoted by  Bloomberg,  LP. (the  "FLOATING  PRICE").  (the Fixed Price and the Floating
Price are  collectively  referred to as the  "CONVERSION  PRICE") The Conversion
Price may be adjusted pursuant to the other terms of this Debenture.

         In the event that the Holder is effectuating conversion pursuant to the
Floating  Price the Holder  shall only be  entitled to convert up to One Hundred
Fifty Thousand  Dollars  ($150,000) of principal due and outstanding  under this
Debenture into shares of the Obligor's  Common Stock in any thirty (30) calendar day period,  unless  otherwise  waived by the Obligor,  provided  however in the event the  Obligor  issues or sell  shares of  Common  Stock,  preferred  stock, warrants,  options,  rights,  contracts,  calls, or other security or instrument granting the holder thereof the right to acquire Common Stock at any discount of the Closing Bid Price of the Common Stock  determined  immediately  prior to its issuance, the Holder shall be entitled to convert without limitation.

                  (ii)     If the Obligor,  at any time while this  Debenture is
outstanding,  shall (a) pay a stock dividend or otherwise make a distribution or distributions  on  shares  of its  Common  Stock or any  other  equity or equity
equivalent   securities  payable  in  shares  of  Common  Stock,  (b)  subdivide outstanding  shares of Common Stock into a larger number of shares,  (c) combine
(including  by way of reverse  stock split)  outstanding  shares of Common Stock into a smaller number of shares, or (d) issue by  reclassification  of shares of the  Common  Stock any shares of capital  stock of the  Obligor,  then the Fixed
Price  shall be  multiplied  by a fraction of which the  numerator  shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator  shall be the number of shares of
Common Stock  outstanding after such event. Any adjustment made pursuant to this
Section  shall  become  effective  immediately  after  the  record  date for the determination of stockholders  entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                  (iii) If the  Obligor,  at any time  while this  Debenture  is outstanding,  shall issue  rights,  options or warrants to all holders of Common
Stock (and not to the Holder) entitling them to subscribe for or purchase shares of Common Stock,  except  pursuant to the Rights Plan, at a price per share less than the Fixed Price, then the Fixed Price shall be multiplied by a fraction, of which  the  denominator  shall be the  number  of  shares  of the  Common  Stock
(excluding  treasury shares, if any) outstanding on the date of issuance of such rights or warrants (plus the number of additional shares of Common Stock offered for subscription or purchase), and of which the numerator shall be the number of shares of the Common Stock (excluding  treasury  shares,  if any) outstanding on the date of issuance of such rights or warrants, plus the number of shares which the  aggregate  offering  price of the total  number of shares so offered  would purchase at the Fixed Price.  Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective  immediately after the record date for the  determination  of  stockholders  entitled to receive  such rights, options or warrants.  However,  upon the expiration of any such right, option or warrant to purchase shares of the Common Stock the issuance of which resulted in an  adjustment in the Fixed Price  pursuant to this Section,  if any such right, option or  warrant  shall  expire and shall not have been  exercised,  the Fixed
Price  shall  immediately  upon such  expiration  be  recomputed  and  effective immediately  upon such  expiration be increased to the price which it would have been (but  reflecting any other  adjustments in the Fixed Price made pursuant to the  provisions  of this Section  after the issuance of such rights or warrants)
had the  adjustment  of the Fixed Price made upon the  issuance of such  rights, options or  warrants  been made on the basis of  offering  for  subscription  or purchase only that number of shares of the Common Stock actually  purchased upon the exercise of such rights, options or warrants actually exercised.

                  (iv)     If the Obligor as applicable,  at any time while this
Debenture  is  outstanding,  shall  issue  shares  of  Common  Stock or  rights, warrants,  options  or other  securities  or debt that are  convertible  into or exchangeable for shares of Common Stock ("COMMON STOCK EQUIVALENTS") except with respect to the Obligor's existing convertible notes with Harbor Trust, entitling any Person to acquire shares of Common Stock, at a price per share less than the
Fixed Price (if the holder of the Common  Stock or Common  Stock  Equivalent  so issued shall at any time,  whether by operation of purchase  price  adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to  warrants,  options or rights per share which is issued in  connection with such  issuance,  be entitled to receive shares of Common Stock to be issued by the  obligor at a price per share  which is less than the Fixed  Price,  such issuance shall be deemed to have occurred for less than the Fixed Price),  then, at the sole  option of the  Holder,  the Fixed Price shall be adjusted to mirror the conversion, exchange or purchase price for such Common Stock or Common Stock
Equivalents  (including any reset provisions  thereof) at issue. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.
The Obligor  shall notify the Holder in writing,  no later than two (2) Business
Days  following  the  issuance of any Common  Stock or Common  Stock  Equivalent subject to this Section, indicating therein the applicable issuance price, or of applicable  reset price,  exchange  price,  conversion  price and other  pricing terms.  No adjustment  under this Section shall be made as a result of issuances and exercises of options,  warrants or stock grants to purchase shares of Common
Stock issued for  compensatory  purposes  pursuant to any of the Obligor's stock option or stock purchase plans.

                  (v)      If the Obligor,  at any time while this  Debenture is
outstanding,  shall  distribute  to all holders of Common  Stock (and not to the
Holder)  evidences  of its  indebtedness  or assets or  rights  or  warrants  to subscribe for or purchase any  security,  then in each such case the Fixed Price at which this Debenture shall  thereafter be convertible  shall be determined by multiplying the Fixed Price in effect immediately prior to the record date fixed for  determination  of stockholders  entitled to receive such  distribution by a fraction of which the denominator  shall be the Closing Bid Price  determined as of the record date  mentioned  above,  and of which the numerator  shall be such
Closing Bid Price on such  record  date less the then fair market  value at such record  date of the  portion  of such  assets or  evidence  of  indebtedness  so distributed  applicable  to one (1)  outstanding  share of the  Common  Stock as determined by the Obligor's Board of Directors in good faith. In either case the adjustments  shall be  described  in a  statement  provided to the Holder of the
portion  of  assets  or  evidences  of   indebtedness  so  distributed  or  such
subscription rights applicable to one (1) share of Common Stock. Such adjustment shall be made whenever any such  distribution is made and shall become effective immediately after the record date mentioned above.

                  (vi)     In case of any  reclassification  of the Common Stock
or any compulsory share exchange pursuant to which the Common Stock is converted into other  securities,  cash or property,  at any time while this  Debenture is outstanding,  the Holder shall have the right thereafter to, at its option,  (A)
convert the then  outstanding  principal  amount,  together with all accrued but unpaid  interest and any other  amounts then owing  hereunder in respect of this
Debenture  into the  shares  of stock and other  securities,  cash and  property receivable  upon or deemed to be held by holders of the Common  Stock  following such reclassification or share exchange,  and the Holder of this Debenture shall be  entitled  upon such  event to receive  such  amount of  securities,  cash or property as the shares of the Common  Stock of the  Obligor  into which the then outstanding principal amount,  together with all accrued but unpaid interest and any other amounts then owing  hereunder in respect of this Debenture  could have been  converted  immediately  prior to such  reclassification  or share exchange would have been entitled,  or (B) require the Obligor to prepay the  outstanding principal amount of this Debenture,  plus all interest and other amounts due and payable  thereon.  The  entire  prepayment  price  shall be paid in  cash.  This provision  shall  similarly  apply  to  successive  reclassifications  or  share exchanges.

                  (vii)    The  Obligor  shall  maintain a share  reserve of not
less than five hundred  percent  (500%) of the shares of Common  Stock  issuable upon conversion of this Debenture;  and within three (3) Business Days following the receipt by the  Obligor of a Holder's  notice  that such  minimum  number of
Underlying  Shares is not so  reserved,  the Obligor  shall  promptly  reserve a sufficient number of shares of Common Stock to comply with such requirement.

                  (viii)   All  calculations  under  this  SECTION  3  shall  be
rounded up to the nearest $0.001 or whole share.

                  (ix)     Whenever the Conversion Price is adjusted pursuant to
SECTION 3 hereof, the Obligor shall promptly mail to the Holder a notice setting forth the  Conversion  Price after such  adjustment  and  setting  forth a brief statement of the facts requiring such adjustment.

                  (x)      If at any time while this  Debenture  is  outstanding
(A) the Obligor  shall  declare a dividend  (or any other  distribution)  on the
Common Stock; (B) the Obligor shall declare a special nonrecurring cash dividend on or a redemption  of the Common  Stock;  (C) the Obligor  shall  authorize the granting to all holders of the Common Stock rights or warrants to subscribe  for or  purchase  any shares of capital  stock of any class or of any rights  except pursuant to the Rights Plan; (D) the approval of any stockholders of the Obligor shall be required in connection with any  reclassification  of the Common Stock, any  consolidation  or  merger  to which  the  Obligor  is a party,  any sale or transfer  of all or  substantially  all of the  assets  of the  Obligor,  or any compulsory  share  exchange  whereby the Common  Stock is  converted  into other securities,  cash or property;  or (E) the Obligor shall authorize the voluntary or  involuntary  dissolution,  liquidation  or winding up of the  affairs of the
Obligor;  then, in each case, the Obligor shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture,  and shall cause to be mailed to the Holder at its last address as it shall appear upon the stock books of the  Obligor,  at least  twenty (20)  calendar  days prior to the applicable record or effective date hereinafter  specified, a notice stating (x)
the date on which a record  is to be taken  for the  purpose  of such  dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to
such  dividend,  distributions,   redemption,  rights  or  warrants  are  to  be
determined  or (y)  the  date on  which  such  reclassification,  consolidation, merger,  sale,  transfer or share  exchange is expected to become  effective  or close,  and the date as of which it is expected that holders of the Common Stock of record  shall be entitled to exchange  their  shares of the Common  Stock for securities,  cash or other  property  deliverable  upon  such  reclassification, consolidation,  merger,  sale,  transfer or share exchange,  provided,  that the failure to mail such  notice or any defect  therein  or in the  mailing  thereof shall not affect the validity of the corporate  action  required to be specified in such  notice.  The Holder is entitled to convert  this  Debenture  during the
20-day calendar period  commencing the date of such notice to the effective date of the event triggering such notice.

                  (xi)     In case of any (1)  merger  or  consolidation  of the
Obligor or any  subsidiary  of the Obligor with or into another  Person,  or (2)
sale by the Obligor of more than one-half of the assets of the Obligor in one or a  series  of  related  transactions,  at  any  time  while  this  Debenture  is outstanding,  a Holder  shall have the right to (A)  exercise  any rights  under
SECTION  2(b),  (B)  convert  the  aggregate   amount  of  this  Debenture  then
outstanding  into the shares of stock and other  securities,  cash and  property receivable  upon or deemed to be held by holders of Common Stock  following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of  related  events to receive  such  amount of  securities,  cash and property  as the shares of Common  Stock into  which  such  aggregate  principal amount of this  Debenture  could have been converted  immediately  prior to such merger, consolidation or sales would have been entitled, or (C) in the case of a merger or  consolidation,  require the surviving entity to issue to the Holder a convertible  Debenture with a principal amount equal to the aggregate  principal amount of this Debenture  then held by such Holder,  plus all accrued and unpaid interest and other amounts owing  thereon,  which such newly issued  convertible
Debenture shall have terms  identical  (including with respect to conversion) to the terms of this  Debenture,  and shall be  entitled  to all of the  rights and privileges of the Holder of this  Debenture set forth herein and the  agreements pursuant to which this  Debentures  were issued.  In the case of clause (C), the conversion price applicable for the newly issued shares of convertible preferred stock or  convertible  Debentures  shall be based upon the amount of securities, cash and  property  that  each  share of  Common  Stock  would  receive  in such transaction  and  the  Conversion  Price  in  effect  immediately  prior  to the effectiveness  or  closing  date for  such  transaction.  The  terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the  securities,  cash and property set forth in this  Section upon any  conversion  or  redemption  following  such event.  This provision shall similarly apply to successive such events.

         (d)      OTHER PROVISIONS.

                  (i)      The  Obligor  covenants  that it  will  at all  times
reserve and keep available out of its  authorized and unissued  shares of Common
Stock solely for the purpose of issuance upon  conversion of this  Debenture and payment  of  interest  on this  Debenture,  each as herein  provided,  free from preemptive  rights or any other  actual  contingent  purchase  rights of persons other than the Holder,  not less than such number of shares of the Common  Stock as  shall  (subject  to  any  additional  requirements  of  the  Obligor  as  to

                                       10

reservation of such shares set forth in this Debenture) be issuable (taking into account the  adjustments  and  restrictions  of SECTIONS 2(b) AND 3(c)) upon the conversion of the outstanding  principal amount of this Debenture and payment of interest  hereunder.  The Obligor covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly  authorized,  issued and  fully  paid,  nonassessable  and,  if the  Underlying  Shares  Registration
Statement has been declared  effective under the Securities Act,  registered for public sale in accordance with such Underlying Shares Registration Statement.

                  (ii)     Upon a conversion  hereunder the Obligor shall not be
required to issue stock  certificates  representing  fractions  of shares of the
Common Stock, but may if otherwise permitted,  make a cash payment in respect of any final  fraction of a share  based on the Closing Bid Price at such time.  If the Obligor  elects not, or is unable,  to make such a cash payment,  the Holder shall be  entitled  to receive,  in lieu of the final  fraction of a share,  one whole share of Common Stock.

                  (iii)    The issuance of certificates for shares of the Common
Stock on conversion of this Debenture shall be made without charge to the Holder thereof  for any  documentary  stamp or  similar  taxes  that may be  payable in respect of the issue or delivery of such certificate,  provided that the Obligor shall not be  required  to pay any tax that may be  payable  in  respect  of any transfer  involved in the  issuance and  delivery of any such  certificate  upon conversion  in a name  other  than  that  of the  Holder  of such  Debenture  so converted  and the  Obligor  shall  not be  required  to issue or  deliver  such certificates  unless or until the  person or  persons  requesting  the  issuance thereof  shall  have paid to the  Obligor  the  amount of such tax or shall have established to the satisfaction of the Obligor that such tax has been paid.

                  (iv)     Nothing herein shall limit a Holder's right to pursue
actual  damages or declare an Event of Default  pursuant to SECTION 2 herein for the  Obligor 's failure to deliver  certificates  representing  shares of Common
Stock upon conversion  within the period  specified  herein and the Holder shall have the  right to  pursue  all  remedies  available  to it at law or in  equity
including,   without  limitation,   a  decree  of  specific  performance  and/or
injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce  damages  pursuant to any other Section  hereof or under applicable law.

                  (v)      In  addition  to any other  rights  available  to the
Holder,  if the  Obligor  fails to  deliver to the Holder  such  certificate  or certificates  pursuant to SECTION 3(a)(i), and if after such fifth (5th) Trading
Day the Holder  purchases (in an open market  transaction  or otherwise)  Common
Stock to  deliver in  satisfaction  of a sale by such  Holder of the  Underlying
Shares which the Holder anticipated receiving upon such conversion (a "BUY-IN"), then  the  Obligor  shall  (A) pay in cash to the  Holder  (in  addition  to any remedies  available  to or  elected by the  Holder)  the amount by which (x) the
Holder's total purchase price (including brokerage commissions,  if any) for the
Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares  of  Common  Stock  that  such  Holder  anticipated  receiving  from  the conversion  at issue  multiplied  by (2) the market price of the Common Stock at the time of the sale  giving  rise to such  purchase  obligation  and (B) at the option of the Holder,  either reissue a Debenture in the principal  amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common  Stock that would  have been  issued had the  Obligor

                                       11

timely  complied  with its delivery  requirements  under  SECTION  3(a)(i).  For example,  if the Holder  purchases Common Stock having a total purchase price of
$11,000 to cover a Buy-In with respect to an attempted  conversion of Debentures with respect to which the market price of the  Underlying  Shares on the date of conversion was a total of $10,000 under clause (A) of the immediately  preceding sentence,  the Obligor  shall be required to pay the Holder  $1,000.  The Holder shall provide the Obligor  written notice  indicating the amounts payable to the
Holder in respect of the Buy-In.

         SECTION  4.       NOTICES.      Any notices, consents, waivers or other
communications  required or permitted to be given under the terms hereof must be in writing and will be deemed to have been  delivered:  (i) upon  receipt,  when delivered  personally;  (ii)  upon  receipt,  when sent by  facsimile  (provided confirmation of transmission  is  mechanically or  electronically  generated and kept on file by the sending  party);  or (iii) one (1) Trading Day after deposit with a nationally  recognized  overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile  numbers for such communications shall be:

If to the Company, to:                   CepTor Corporation
                                         200 International Circle - Suite 5100
                                         Hunt Valley, MD 21030
                                         Attention:    Donald W. Fallon
                                         Telephone:   (410) 527-9998
                                         Facsimile:    (410) 527-9867

With a copy to:                          Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                         Park Avenue Tower
                                         65 East 55th Street
                                         New York, NY 10022
                                         Attention:  Harvey J. Kesner, Esq.
                                         Telephone:  (212) 451-2259
                                         Facsimile:  (212) 451-2222

If to the Holder:                        3 Martha Road
                                         Monsey, New York
                                         Fax: (212) 586-8244

With a copy to:                          Grushko & Mittman, P.C.
                                         551 Fifth Avenue, Suite 1601
                                         New York, New York 10176
                                         Attention:  Edward M. Grushko
                                         Telephone:  (212) 697-9500
                                         Facsimile:  (212) 697-3575

or at such other address and/or facsimile number and/or to the attention of such other person as the  recipient  party has  specified by written  notice given to each other  party three (3)  Business  days prior to the  effectiveness  of such change.  Written  confirmation  of receipt  (i) given by the  recipient  of such

                                       12

notice,   consent,   waiver  or  other   communication,   (ii)  mechanically  or
electronically  generated by the sender's facsimile machine containing the time, date,  recipient  facsimile  number  and an  image  of the  first  page  of such transmission  or (iii) provided by a nationally  recognized  overnight  delivery service, shall be rebuttable evidence of personal service,  receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

         SECTION 5.        DEFINITIONS.  For the purposes hereof,  the following
terms shall have the following meanings:

         "BUSINESS DAY" means any day except Saturday,  Sunday and any day which shall be a federal  legal holiday in the United States or a day on which banking institutions  are  authorized or required by law or other  government  action to close.

         "CHANGE  OF  CONTROL  TRANSACTION"  means  the  occurrence  of  (a)  an acquisition  after the date hereof by an  individual  or legal entity or "group"
(as  described  in Rule  13d-5(b)(1)  promulgated  under  the  Exchange  Act) of effective  control  (whether  through legal or  beneficial  ownership of capital stock of the Obligor,  by contract or  otherwise)  of in excess of fifty percent
(50%) of the voting  securities of the Obligor  (except that the  acquisition of voting  securities  by the  Holder  shall not  constitute  a Change  of  Control
Transaction for purposes hereof),  (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Obligor which is not approved by a majority of those  individuals who are members of the board of  directors  on the date  hereof (or by those  individuals  who are serving as members of the board of directors on any date whose  nomination  to the board of directors  was  approved by a majority of the members of the board of  directors who are members on the date hereof), or (c) the merger, consolidation or sale of fifty  percent  (50%) or more of the assets of the Obligor or any  subsidiary of the  Obligor in one or a series of  related  transactions  with or into  another entity,.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMMON  STOCK"  means the  common  stock,  par value  $0.0001,  of the
Obligor  and stock of any other class into which such  shares may  hereafter  be changed or reclassified.

         "CONVERSION  DATE" shall mean the date upon which the Holder  gives the
Obligor  notice of their  intention to effectuate a conversion of this Debenture into shares of the Company's Common Stock as outlined herein.

         "CLOSING  BID  PRICE"  means the  price per share in the last  reported trade of the Common Stock on the OTC or on the  exchange  which the Common Stock is then listed as quoted by Bloomberg, LP.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "ORIGINAL ISSUE DATE" shall mean the date of the first issuance of this
Debenture  regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Debenture.

                                       13

         "PERSON"  means  a  corporation,   a  limited  liability  company,   an
association,  a  partnership,   organization,   a  business,  an  individual,  a
government or political subdivision thereof or a governmental agency.

         "SECURITIES ACT" means the Securities Act of 1933, as amended,  and the rules and regulations promulgated thereunder.

         "TRADING  DAY"  means a day on which the  shares  of  Common  Stock are quoted on the OTC or quoted  or  traded on such  Subsequent  Market on which the shares of Common  Stock are then quoted or listed;  provided,  that in the event that the shares of Common Stock are not listed or quoted, then Trading Day shall mean a Business Day.

         "TRANSACTION  DOCUMENTS" means the Securities Purchase Agreement or any other agreement  delivered in connection with the Securities Purchase Agreement, including,  without limitation, the Security Agreement, the Irrevocable Transfer
Agent Instructions, and the Registration Rights Agreement.

         "UNDERLYING  SHARES"  means the shares of Common  Stock  issuable  upon conversion of this  Debenture or as payment of interest in  accordance  with the terms hereof.

         "UNDERLYING  SHARES   REGISTRATION   STATEMENT"  means  a  registration
statement  meeting  the  requirements  set  forth  in  the  Registration  Rights
Agreement,  covering among other things the resale of the Underlying  Shares and naming the Holder as a "selling stockholder" thereunder.

         SECTION 6.        Except as expressly  provided herein, no provision of
this Debenture shall alter or impair the  obligations of the Obligor,  which are absolute and unconditional,  to pay the principal of, interest and other charges
(if any) on, this  Debenture at the time,  place,  and rate,  and in the coin or currency,  herein  prescribed.  This  Debenture  is a direct  obligation  of the
Obligor.  This  Debenture  ranks  pari passu  with all other  Debentures  now or hereafter issued under the terms set forth herein.  As long as this Debenture is outstanding, the Obligor shall not, without the consent of the Holder, (i) amend its  certificate of  incorporation,  bylaws or other charter  documents so as to adversely  affect any rights of the Holder;  (ii) repay,  repurchase or offer to repay,  repurchase  or  otherwise  acquire  shares of its Common  Stock or other equity securities other than as to the Underlying Shares to the extent permitted or required under the Transaction  Documents;  or (iii) enter into any agreement with respect to any of the foregoing.

         SECTION 7.        This Debenture shall not entitle the Holder to any of
the rights of a stockholder of the Obligor,  including without  limitation,  the right to vote, to receive dividends and other  distributions,  or to receive any notice of, or to attend,  meetings of stockholders  or any other  proceedings of the Obligor,  unless and to the extent  converted into shares of Common Stock in accordance with the terms hereof.

         SECTION 8.        If this  Debenture  is  mutilated,  lost,  stolen  or
destroyed,  the Obligor shall execute and deliver,  in exchange and substitution for  and  upon  cancellation  of the  mutilated  Debenture,  or in lieu of or in substitution for a lost, stolen or destroyed Debenture,  a new Debenture for the principal amount of this Debenture so mutilated,  lost,  stolen or destroyed but only upon  receipt  of  evidence  of such  loss,  theft or  destruction  of such
Debenture,  and of the  ownership  hereof,  and  indemnity,  if  requested,  all reasonably satisfactory to the Obligor.

                                       14

         SECTION 9.        No  indebtedness  of the  Obligor  is  senior to this
Debenture in right of payment, whether with respect to interest, damages or upon liquidation  or  dissolution  or otherwise.  Without the Holder's  consent,  the
Obligor will not, directly or indirectly,  enter into, create,  incur, assume or suffer to exist any  indebtedness  of any kind, on or with respect to any of its property or assets now owned or hereafter  acquired or any  interest  therein or any income or profits therefrom that is senior in any respect to the obligations of the Obligor under this Debenture.

         SECTION  10.      This Debenture  shall be governed by and construed in
accordance  with the laws of the State of  Delaware,  without  giving  effect to conflicts of laws thereof.  Each of the parties  consents to the jurisdiction of the Superior  Courts of the State of New Jersey  sitting in Hudson  County,  New
Jersey and the U.S.  District  Court for the  District of New Jersey  sitting in
Newark,  New Jersey in connection  with any dispute arising under this Debenture and hereby  waives,  to the maximum  extent  permitted  by law,  any  objection, including  any  objection  based on FORUM NON  CONVENIENS to the bringing of any such proceeding in such jurisdictions.

         SECTION 11.       If the  Obligor  fails to  strictly  comply  with the
terms of this  Debenture,  then the Obligor shall  reimburse the Holder promptly for all fees,  costs and expenses,  including,  without  limitation,  reasonable attorneys' fees and expenses  reasonably incurred by the Holder in any action in connection with this Debenture,  including,  without limitation, those incurred:
(i)  during  any  workout,  attempted  workout,  and/or in  connection  with the rendering of legal advice as to the Holder's  rights,  remedies and obligations,
(ii)  collecting  any sums which  become due to the Holder,  (iii)  defending or prosecuting any proceeding or any  counterclaim to any proceeding or appeal;  or
(iv) the  protection,  preservation  or enforcement of any rights or remedies of the Holder.

         SECTION  12.      Any waiver by the Holder of a breach of any provision
of this  Debenture  shall not operate as or be  construed  to be a waiver of any other breach of such  provision or of any breach of any other  provision of this
Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more  occasions  shall not be considered a waiver or deprive that party of the right  thereafter  to insist upon strict  adherence to that term or any other term of this Debenture. Any waiver must be in writing.

         SECTION 13.       If  any  provision  of  this  Debenture  is  invalid,
illegal or unenforceable,  the balance of this Debenture shall remain in effect, and if any provision is  inapplicable  to any person or  circumstance,  it shall nevertheless  remain  applicable to all other persons and  circumstances.  If it shall be found that any interest or other amount  deemed  interest due hereunder shall violate  applicable laws governing  usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.  The Obligor  covenants  (to the extent that it may lawfully do so)
that it shall not at any time insist upon,  plead,  or in any manner  whatsoever claim or take the benefit or advantage  of, any stay,  extension or usury law or other law which would  prohibit  or forgive  the Obligor  from paying all or any portion of the  principal  of or  interest  on this  Debenture  as  contemplated herein,  wherever  enacted,  now or at any time hereafter in force, or which may affect the covenants or the performance of this  indenture,  and the Obligor (to the extent it may  lawfully  do so) hereby  expressly  waives  all  benefits  or advantage of any such law, and covenants that it will not, by resort to any such law,  hinder,  delay or impeded the execution of any power herein granted to the
Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

                                       15

         SECTION 14.       Whenever  any payment or other  obligation  hereunder
shall be due on a day other than a Business  Day,  such payment shall be made on the next succeeding Business Day.

         SECTION 15.       THE  PARTIES  HEREBY   KNOWINGLY,   VOLUNTARILY   AND
INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT
OF ANY  LITIGATION  BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION  WITH
THIS AGREEMENT OR ANY TRANSACTION  DOCUMENT OR ANY COURSE OF CONDUCT,  COURSE OF
DEALING,  STATEMENTS  (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS
PROVISION  IS  A  MATERIAL  INDUCEMENT  FOR  THE  PARTIES'  ACCEPTANCE  OF  THIS
AGREEMENT.

                   [REMAINDER OF PAGE INTENTIONLLY LEFT BLANK]

                                       16

         IN WITNESS  WHEREOF,  the Obligor has caused this  Secured  Convertible
Debenture to be duly  executed by a duly  authorized  officer as of the date set forth above.

                                         CEPTOR CORPORATION

                                         By: /s/ Donald W. Fallon
                                             -----------------------------------
                                         Name: Donald W. Fallon
                                         Title: Senior Vice President,
                                                Finance and Administration,
                                                Chief Financial Officer

                                       17

                                   EXHIBIT "A"

                              NOTICE OF CONVERSION

        (TO BE EXECUTED BY THE HOLDER IN ORDER TO CONVERT THE DEBENTURE)

TO:

         The undersigned  hereby  irrevocably elects to convert $ ___________ of the  principal  amount of the above  Debenture  into  Shares of Common  Stock of
CepTor  Corporation,  according  to the  conditions  stated  therein,  as of the
Conversion Date written below.

CONVERSION DATE:
                                     -------------------------------------------
APPLICABLE CONVERSION PRICE:
                                     -------------------------------------------
SIGNATURE:
                                     -------------------------------------------
NAME:
                                     -------------------------------------------
ADDRESS:
                                     -------------------------------------------
AMOUNT TO BE CONVERTED:              $
                                     -------------------------------------------
AMOUNT OF DEBENTURE UNCONVERTED:     $
                                     -------------------------------------------
CONVERSION PRICE PER SHARE:          $
                                     -------------------------------------------
NUMBER OF  SHARES OF COMMON
STOCK TO BE ISSUED:
                                     -------------------------------------------
PLEASE   ISSUE  THE   SHARES  OF
COMMON  STOCK  IN THE  FOLLOWING
NAME   AND  TO   THE   FOLLOWING
ADDRESS:
                                     -------------------------------------------
ISSUE TO:
                                     -------------------------------------------
AUTHORIZED SIGNATURE:
                                     -------------------------------------------
NAME:
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TITLE:
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PHONE NUMBER:
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BROKER DTC PARTICIPANT CODE:
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ACCOUNT NUMBER:
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